Exhibit 99.1

Entercom Communications Corp.
Reports Second Quarter 2007 Results
Announces Third Quarter Dividend

(Bala Cynwyd, Pa. August 1, 2007) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended June 30, 2007.

Second Quarter Highlights

•                  Net revenues increased 7% to $125.2 million and station operating expenses increased 12% to $74.0 million.

•                  Same station net revenues decreased 1% and same station operating expenses increased 4%.

•                  Same station operating income decreased 8% to $51.2 million.

•                  Net income (loss) per share, which in the second quarter of 2007 included a $45.4 million charge for impairment of goodwill, decreased to a net loss of ($0.32) from $0.43.

•                  Adjusted net income per share, which excludes: (i) gain/loss on sales of assets, derivative instruments and investments, and (ii) non-cash compensation expense, loss on impairment and loss on extinguishment of debt; decreased to $0.37 from $0.46.

David J. Field, President and Chief Executive Officer, stated: “Entercom’s second quarter results reflect the sluggish business conditions that continue to affect most traditional advertising media.   We remain highly focused on our company-wide efforts to accelerate revenue growth through a number of core initiatives, including digital, business development, and brands and content.  We are achieving growing traction on these core initiatives and expect increasing revenue contributions from these efforts over the next few quarters.”

Additional Second Quarter Information

The Company today announced that its Board of Directors has approved a quarterly dividend of $0.38 per share for the third quarter. The record date for the Company’s third quarter dividend is September 14 and the payment date is September 28, 2007.

During the second quarter of 2007, the Company repurchased 1.5 million shares of common stock for $37.4 million. The Company has now retired in excess of 27% of its outstanding common stock since the commencement of the repurchase programs.

During the quarter, the Company entered into a new bank credit agreement with a syndicate of banks for a $1.05 billion five year credit facility, composed of a $650 million revolving credit facility and a $400 million term loan. Proceeds of the initial borrowings were used to retire existing senior secured debt and pay expenses associated with the new credit facility. The retirement of the prior senior credit facility resulted in a write-off of $0.5 million in unamortized deferred financing costs.

In connection with the Company’s annual evaluation of intangible assets, the Company recorded a non-cash pre-tax goodwill impairment charge of $45.4 million for the Company’s Denver radio stations. The overall fair value of the market’s assets declined by an amount less than the impairment charge, primarily due to an increase in the appraised fair value of the Denver market’s FCC licenses, resulting in a corresponding decrease in goodwill.

The number of shares outstanding as of June 30, 2007 was 37.7 million, while the weighted average diluted shares for the quarter was 38.8 million. As of June 30, 2007, the Company had $11.3 million in cash and cash equivalents, $580.2 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

Pending Transactions To Acquire And Divest Radio Stations

The Company anticipates that the following transactions listed below will be completed during the third quarter of 2007 upon approval by the FCC and satisfaction of customary closing conditions. The Company is currently operating stations in the San Francisco, Austin and Memphis markets under time brokerage agreements (“TBA”s).

On February 26, 2007, the Company entered into an agreement with Bonneville International Corporation (“Bonneville”) to exchange certain stations in Cincinnati and Seattle for Bonneville’s stations in San Francisco. On the same date, each party to the agreement commenced operations under TBAs that allowed the Company to operate three of Bonneville’s San Francisco stations in exchange for allowing Bonneville to operate the Company’s four stations in Cincinnati and three stations in Seattle.  Upon completion of the transaction, the Company will own three stations in the San Francisco market and continue to own four stations in the Seattle market.

On February 20, 2007, the Company agreed to sell KXBT-FM¸ one of the four Austin, Texas radio stations included in the CBS Radio Stations Inc. (“CBS”) transaction noted below, to Univision Radio Broadcasting Texas, L.P. (“Univision”) for $20 million in cash. On February 26, 2007, Univision commenced operations of KXBT-FM under a TBA. Upon completion of this transaction and the CBS transaction, the Company will own three stations in the Austin market.

On January 31, 2007, the Company entered into an agreement of sale and a TBA with Salem Communications Holding Corporation (“Salem”) to dispose of KTRO-AM (formerly KKSN-AM) in Portland, Oregon for at least $4.2 million in cash. Salem commenced operations of KTRO-AM on February 1, 2007 under a TBA. Upon completion of this transaction, the Company will continue to own six stations in the Portland market.

On November 1, 2006, the Company commenced operations under a TBA with CBS for eleven radio stations in Austin, Texas, Memphis, Tennessee and Cincinnati, Ohio. The Company discontinued operating the Cincinnati stations on February 26, 2007, at which time Bonneville commenced operating the Cincinnati stations under a TBA with the Company (see Bonneville transaction described above).

On November 1, 2006, the Company and Cumulus Media Partners, LLC (“Cumulus”) each commenced operations under a TBA that allowed the Company to operate one of Cumulus’s Cincinnati radio stations and Cumulus to operate one of the Cincinnati radio stations included in the CBS transaction noted above. The Company discontinued

operating this station on February 26, 2007, at which time Bonneville commenced operating this station under a TBA (see Bonneville transaction described above).

Additionally, the Company is acquiring four stations in Rochester, New York from CBS. The Company does not expect to commence operation of these stations until closing is completed, which is expected in the third quarter of 2007. The Company must comply with certain regulatory requirements that require the divestiture of three stations due to the limit on the number of stations a company can own in this market. The Company anticipates that the disposition of these three stations will be completed during the first quarter of 2008.  Upon divestiture of these three stations, the Company will continue to own five radio stations in the Rochester market.

On October 26, 2006, the Company commenced operations under a TBA to operate WVEI-FM (formerly WBEC-FM), serving the Springfield, Massachusetts radio market. The station rebroadcasts the Company’s highly successful WEEI Boston sports radio format. Under an asset purchase agreement, the Company will acquire the radio station assets for $5.8 million in cash.

Third Quarter Guidance

Based on the current business outlook, the Company expects third quarter same station net revenues to be flat with the prior period. Same station operating expenses for the third quarter should increase by approximately 4% to 5%, primarily reflecting an increase in Boston Red Sox rights fees as a result of the Company’s recent long-term renewal of this agreement. In future years, there will be only a negligible impact on expense growth from this contract. Fourth quarter same station operating expense growth should be minimal, so that same station operating expense guidance for the year would be approximately 3%. Excluding sports rights, the same station operating expense increase for the year would be significantly less.

The Company’s effective annual tax rate is expected to be approximately 43% (exclusive of discrete items of tax), which rate may fluctuate from quarter to quarter.

For purposes of same station comparisons, 2006 third quarter same station net revenues were $122.6 million and station operating expenses were $68.4 million.

Reconciliation of quarterly reported and same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on August 1, 2007 at 9:30 AM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through August 8, 2007 by dialing 800-947-0607 and will also be available on the Company’s website: www.entercom.com.

Entercom is one of the nation’s largest radio broadcasters, with operations in San Francisco, Boston, Seattle, Denver, Sacramento, Portland, Kansas City, Indianapolis, Milwaukee, Austin, Norfolk, Buffalo, New Orleans, Providence, Memphis, Greensboro, Rochester,

 Greenville/Spartanburg, Madison, Wichita, Wilkes-Barre/Scranton, Springfield and Gainesville/Ocala.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), loss on impairment, and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses and station operating expenses) and loss on impairment; and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Adjusted net income consists of net income adjusted to exclude, net of tax provision or tax benefit: (i) gain/loss on sales of assets, derivative instruments and investments; and (ii) non-cash compensation expense, loss on impairment and loss on early extinguishment of debt.

Adjusted net income per share includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period (excluding non-cash compensation expense).

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share).  The adjustments exclude gain/loss on sale of assets, derivative instruments, investments, non-cash compensation expense, loss on impairment and loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:
Steve Fisher
Executive Vice President and Chief Financial Officer
610-660-5647

Second Quarter 2007

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net Revenues	$125,180	$116,459	$225,202	$207,594

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	74,025	66,026	141,880	125,532
Station Operating Expenses - Non-Cash Compensation Expense	949	215	1,468	275
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,918	5,241	12,286	10,991
Corporate G & A Expenses - Non-Cash Compensation Expense	1,784	1,288	3,116	1,499
Depreciation And Amortization	3,961	3,926	8,051	7,849
Loss On Impairment	45,353	—	45,353	—
Net Time Brokerage Agreement Expense	3,459	—	7,499	—
Net (Gain) Loss On Sale Or Disposition of Assets	(537)	270	(419)	145
Total Operating Expenses	134,912	76,966	219,234	146,291
Operating Income (Loss)	(9,732)	39,493	5,968	61,303

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $412 And $329 For The Three Months Ended June 30, 2007 And 2006, Respectively, And $814 And $658 For The Six Months Ended June 30, 2007 And 2006, Respectively	12,552	11,066	24,592	20,750
Loss On Early Extinguishment Of Debt	458	—	458	—
Interest And Dividend Income	(154)	(176)	(338)	(335)
Net Gain On Derivative Instruments	(77)	(213)	(107)	(509)
Net Gain On Investments	(147)	—	(222)	—
Total Other Expense	12,632	10,677	24,383	19,906

Income (Loss) Before Income Taxes (Benefit)	(22,364)	28,816	(18,415)	41,397

Income Taxes (Benefit)	(9,867)	11,685	(8,264)	16,511
Deferred Income Taxes From Change In Income Tax Rate	—	—	2,910	—
Total Income Taxes	(9,867)	11,685	(5,354)	16,511
Net Income (Loss)	$(12,497)	$17,131	$(13,061)	$24,886

Net Income (Loss) Per Share - Basic	$(0.32)	$0.43	$(0.33)	$0.62

Net Income (Loss) Per Share - Diluted	$(0.32)	$0.43	$(0.33)	$0.61

Weighted Common Shares Outstanding - Basic	38,821	39,572	39,102	40,457
Weighted Common Shares Outstanding - Diluted	38,821	39,797	39,102	40,628

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$3,553	$2,200	$6,830	$5,949
Income Taxes Paid	$165	$—	$339	$52
Dividends Declared And Paid Per Common Share	$0.38	$0.38	$0.76	$0.76

SELECTED BALANCE SHEET DATA

	June 30,
	2007	2006

Cash And Cash Equivalents	$11,326	$15,254
Working Capital	89,829	87,237
Total Assets	1,707,421	1,704,563
Senior Debt	580,231	519,249
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	689,363	785,166

OTHER FINANCIAL DATA

	Three Months Ended
	June 30,
	2007	2006

Same Station Computations:
Net Revenues—Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues As Reported	$125,180	$116,459
Net Acquisitions And Divestitures Of Radio Stations	—	10,214
Same Station Net Revenues	$125,180	$126,673

Station Operating Expenses—Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses As Reported (Excluding Non-Cash Compensation Expense)	$74,025	$66,026
Net Acquisitions And Divestitures Of Radio Stations	—	4,951
Same Station Operating Expenses	$74,025	$70,977

Reconciliation Of Station Operating Income (Loss) And Same Station Operating Income To GAAP Operating Income (Loss):
Operating Income (Loss) As Reported	$(9,732)	$39,493
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,918	5,241
Non-Cash Compensation Expense	2,733	1,503
Depreciation And Amortization	3,961	3,926
Net Timer Brokerage Agreement Expense	3,459	—
Loss On Impairment	45,353	—
Net (Gain) Loss On Sale Or Disposition of Assets	(537)	270
Station Operating Income	51,155	50,433
Net Acquisitions And Divestitures Of Radio Stations	—	5,263
Same Station Operating Income	$51,155	$55,696

Reconciliation Of Free Cash Flow To GAAP Net Income (Loss):
Net Income (Loss) As Reported	$(12,497)	$17,131
Depreciation And Amortization	3,961	3,926
Deferred Financing Costs Included In Interest Expense	412	329
Non-Cash Compensation Expense	2,733	1,503
Net (Gain) Loss On Sale Or Disposition Of Assets	(537)	270
Net Gain On Derivative Instruments	(77)	(213)
Loss On Early Extinguishment Of Debt	458	—
Net Gain On Investments	(147)	—
Loss On Impairment	45,353	—
Income Taxes (Benefit)	(9,867)	11,685
Capital Expenditures	(3,553)	(2,200)
Taxes Paid	(165)	—
Free Cash Flow	$26,074	$32,431

Reconciliation Of Free Cash Flow To GAAP Operating Income (Loss):
Operating Income (Loss) as Reported	$(9,732)	$39,493
Depreciation and Amortization	3,961	3,926
Non-Cash Compensation Expense	2,733	1,503
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(11,986)	(10,561)
Loss On Impairment	45,353	—
Capital Expenditures	(3,553)	(2,200)
Net (Gain) Loss On Sale Or Disposition Of Assets	(537)	270
Taxes Paid	(165)	—
Free Cash Flow	$26,074	$32,431

Reconciliation Of Adjusted Net Income (Loss) To GAAP Net Income (Net Loss)
Net Income (Loss) As Reported	$(12,497)	$17,131
Net (Gain) Loss on Sale Or Disposal Of Assets, Net Of Tax Provision Or Tax Benefit	(300)	160
Net Gain On Derivative Instruments, Net Of Tax Provision	(43)	(127)
Net Gain On Investments, Net Of Tax Provision	(82)	—
Non-Cash Compensation Expense, Net Of Tax Benefit	1,651	1,314
Loss On Early Extinguishment Of Debt, Net Of Tax Benefit	256	—
Loss on Impairment, Net Of Tax Benefit	25,353	—
Adjusted Net Income	$14,338	$18,478

Weighted Common Shares Outstanding - Diluted, as reported	38,821	39,797
Shares Considered Dilutive If Adjusted Amount Is Not A Loss	332	—
Weighted Common Shares Outstanding - Diluted	39,153	39,797

Adjusted Net Income Per Share - Diluted	$0.37	$0.46

PRIOR YEAR’S DATA

Third Quarter 2006 As Reported And Same Station

Three Months Ended September 30, 2006
Reconciliation Of Third Quarter 2006 Same Station Net Revenues To GAAP (Net Revenues):

Net Revenues As Reported	$114,343
Net Acquisitions And Divestitures Of Radio Stations	8,257
Same Station Net Revenues	$122,600

Reconciliation Of Third Quarter 2006 Same Station Operating Expenses To GAAP (Station Operating Expenses):
Station Operating Expenses As Reported (Excluding Non-Cash Compensation Expense)	$64,306
Net Acquisitions And Divestitures Of Radio Stations	4,075
Same Station Operating Expenses	$68,381